WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
Station Place
100 F St., NE
Washington, D.C. 20549

RE: NewGen Technologies, Inc.
Commission File No. 000-23365

Commissioners:

We have read the statements made by NewGen Technologies, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of NewGen Technologies, Inc. dated December 26, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
December 26, 2006

6100 Glades Road • Suite 314
Boca Raton, Florida 33434
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Facsimile: 561 487 5766

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Shui On Centre • 6-8 Harbour Road
Wanchai, Hong Kong, P.R.C.
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